UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 4, 2006
Date of Report (Date of earliest event reported)

HARBOR ACQUISITION
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32688	56-2518836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Boston Place, Suite 3630, Boston, MA 02108
 (Address of principal executive offices) (Zip Code)

(617) 624-8409
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal; Election of Directors; Appointment of Principal Officers.

(d)           On July 19, 2006, the Board of Directors of Harbor Acquisition Corporation (the “Company”) approved increasing the size of the Board of Directors from five to six members and elected Edward Cady as a new director, to be effective upon the completion of filings with the Securities and Exchange Commission, which was on August 2, 2006, to fill the vacancy created by increasing the size of the Board of Directors.  There is no arrangement or understanding between Mr. Cady and any other persons pursuant to which Mr. Cady was selected as a director.  The committee(s) of the Board of Directors on which Mr. Cady will serve has not yet been determined, however, Mr. Cady is expected to serve on the Audit Committee.  The registrant is not aware of any transactions requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Cady will be deemed to be an “independent director” in accordance with the American Stock Exchange Company Guide.

                Mr. Cady is currently Chairman of Lindapter North America, a distribution-engineering firm he founded in 1995.  He is also a partner in Preferred Capital Source, a private equity firm focusing on angel and later stage investments.  Mr. Cady was a principle in the management leveraged buyout of Unistrut Corporation from GTE in 1986.  Unistrut was subsequently acquired by Tyco Corporation.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 4, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR ACQUISITION CORP.

Date: August 4, 2006	By:	/s/ Robert J. Hanks
	Name:	Robert J. Hanks
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Description

99.01	Press Release dated August 4, 2006